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Exhibit 10.1

COST ALLOCATION AGREEMENT
BETWEEN
ZENITH NATIONAL INSURANCE CORP.,
ZENITH INSURANCE COMPANY,
ZNAT INSURANCE COMPANY,
CALFARM INSURANCE COMPANY,
CALFARM LIFE INSURANCE COMPANY,
AND
CALFARM INSURANCE AGENCY

THIS AGREEMENT is made with reference to the following facts:

  A.
  Zenith National Insurance Corp. (Zenith National), Zenith Insurance Company (Zenith), ZNAT Insurance Company (ZNAT), CalFarm Insurance Company (CalFarm), CalFarm Life Insurance Company (Life), and CalFarm Insurance Agency (Agency), share facilities, and certain employees of each perform services for the other.

  B.
  Zenith National, Zenith, ZNAT, CalFarm, Life, and Agency desire to agree as to the basis for allocating costs to each other for shared facilities and employees.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, Zenith National, Zenith, ZNAT, CalFarm, Life, and Agency do hereby enter into this Agreement and do hereby agree as follows:

  1.
  Term.    The term of this Agreement shall be for a period of one year and shall automatically be renewed each year unless terminated by Zenith National, Zenith, ZNAT, CalFarm, Life, or Agency by giving ninety (90) days' prior written notice that it will not renew the Agreement.

  2.
  Compensation.    Costs of shared facilities will be allocated to each party based on a cost allocation system which utilizes factors for space occupied. Costs of services provided by employees will be allocated to each based upon the cost allocation system and time related to another entity's interest. In addition, expenses incurred on behalf of a party (including, for example, bureau and association dues, travel expenses, supplies, etc.) shall be charged to the party on whose behalf the expenses were incurred. Expenses shall be paid by all parties and charged to the appropriate party based on the procedure set forth herein. The net balance of payments and charges will be maintained in separate inter-company accounts and payments will be made to the appropriate parties on these accounts at least quarterly.

  3.
  Records and Accounting.    All records necessary, proper and customary for the operations to be performed by the parties under this Agreement shall be properly maintained by each party for and on behalf of each of the other parties. Such records shall be the separate property of each party. These records shall be available, upon reasonable notice, for inspection, audit or other use by authorized representatives of the Subsidiaries or by governmental authorities.

  4.
  Amendments.    This Agreement may be modified, amended or terminated at any time by mutual consent, provided, however, that any such modification, amendment or termination must be in writing and executed by officers of Zenith National, Zenith, ZNAT, CalFarm, Life, and Agency.

  5.
  Indemnification.    Zenith National, Zenith, ZNAT, CalFarm, Life, and Agency hereby agree to indemnify and hold each other harmless for any loss occasioned by the negligent acts or omissions of the officers or employees of each.

  6.
  Non-Assignability.    The rights, obligations, duties and authority under this Agreement are not assignable by any party hereto.

  7.
  Termination of Agreement.    Any party may terminate its participation in this Agreement upon ninety (90) days' written notice.

  8.
  Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        THIS AGREEMENT is executed this 31st day of December, 1990, to be effective as of January 1, 1991.

ZENITH NATIONAL INSURANCE CORP.

By:	/s/ FREDRICKA TAUBITZ FREDRICKA TAUBITZ Executive Vice President

ZENITH INSURANCE COMPANY

By:	/s/ PHILIP R. HUNT PHILIP R. HUNT Vice President

ZNAT INSURANCE COMPANY

By:	/s/ JOHN J. TICKNER JOHN J. TICKNER Vice President

CALFARM INSURANCE COMPANY

By:	/s/ FREDRICKA TAUBITZ FREDRICKA TAUBITZ Senior Vice President

CALFARM LIFE INSURANCE COMPANY

By:	/s/ PHILIP M. JOFFE PHILIP M. JOFFE Vice President

CALFARM INSURANCE AGENCY

By:	/s/ JOHN J. TICKNER JOHN J. TICKNER Senior Vice President

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COST ALLOCATION AGREEMENT BETWEEN ZENITH NATIONAL INSURANCE CORP., ZENITH INSURANCE COMPANY, ZNAT INSURANCE COMPANY, CALFARM INSURANCE COMPANY, CALFARM LIFE INSURANCE COMPANY, AND CALFARM INSURANCE AGENCY